UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016
CBS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of CBS Corporation (the “Company”) was held on May 26, 2016.
(b) The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting as certified by the independent inspector of election are set forth below.
1.    The nominees for election to the Board of Directors were elected to hold office, in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified, based upon the following votes:

Name	For	Against	Abstentions	Broker Non-Votes
David R. Andelman	36,269,821	424,455	3,079	794,935
Joseph A. Califano, Jr.	36,271,327	421,759	4,269	794,935
William S. Cohen	36,204,033	490,029	3,293	794,935
Gary L. Countryman	36,275,985	417,982	3,388	794,935
Charles K. Gifford	36,208,183	484,617	4,555	794,935
Leonard Goldberg	36,267,172	426,901	3,282	794,935
Bruce S. Gordon	36,207,846	484,899	4,610	794,935
Linda M. Griego	36,288,183	405,239	3,933	794,935
Arnold Kopelson	36,277,079	415,962	4,314	794,935
Leslie Moonves	36,265,559	429,451	2,345	794,935
Doug Morris	36,203,725	489,339	4,291	794,935
Shari Redstone	36,248,840	443,481	5,034	794,935
Sumner M. Redstone	36,225,536	461,941	9,878	794,935

2.    The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2016 was approved based upon the following votes:

For	Against	Abstentions
37,345,445	138,846	7,999

3.    The proposal requesting that the Company adopt greenhouse gas emission goals and issue a report was not approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
461,417	36,217,914	18,024	794,935

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Lawrence P. Tu
	Name:	Lawrence P. Tu
	Title:	Senior Executive Vice President and Chief Legal Officer

Date: May 31, 2016

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